UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 31, 2019

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	LGCY	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 31, 2019, Legacy Reserves Inc. (“Legacy”) and certain of its subsidiaries (together with Legacy, the “Company”) entered into those certain (i) Forbearance (the “RBL Forbearance Agreement”) to Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) among Legacy Reserves LP, as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “RBL Lenders”) and (ii) Forbearance (the “Term Loan Forbearance Agreement” and, together with the RBL Forbearance Agreement, the “Forbearance Agreements”) to Term Loan Credit Agreement (as amended, the “Term Loan Credit Agreement”) among Legacy Reserves LP, as borrower, the guarantors party thereto, Cortland Capital Market Services LLC, as administrative agent and the lenders party thereto (the “Term Loan Lenders”).

Pursuant to the Forbearance Agreements, the RBL Lenders and the Term Loan Lenders have agreed to forbear from exercising any and all remedies available to them in respect of any event of default arising from (i) the maturity of the Credit Agreement on May 31, 2019 and (ii) the Company not making interest payments on its outstanding 8% Senior Notes due 2020, 6.625% Senior Notes due 2021 and 8% Convertible Senior Notes due 2023 on June 3, 2019. The forbearance period extends through 5:00 p.m., Eastern Time, on June 7, 2019, and will terminate upon the earlier of the end of the forbearance period or the occurrence of a specified forbearance termination event, which includes any other event of default under the Credit Agreement and Term Loan Credit Agreement or any breach by the Company of the respective Forbearance Agreements.

The foregoing descriptions of the RBL Forbearance Agreement and the Term Loan Forbearance Agreement are qualified in their entirety by reference to the full text of the RBL Forbearance Agreement and the Term Loan Forbearance Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Legacy held its annual meeting of stockholders on June 6, 2019. At the annual meeting, 63,981,746 shares were represented in person or by proxy, or 55.73% of the total shares outstanding. The matters submitted for a vote and the related results are as follows:

Proposal 1: Stockholders elected the six director nominees named in Legacy’s proxy statement, each to serve until the next annual meeting of stockholders.

Name	For	Withheld	Broker Non-Votes
Paul T. Horne	7,873,066	5,694,170	50,414,510
Kyle D. Vann	6,116,736	7,450,500	50,414,510
William R. Granberry	6,143,584	7,423,652	50,414,510
G. Larry Lawrence	7,479,987	6,087,249	50,414,510
James Daniel Westcott	7,933,749	5,633,487	50,414,510
Douglas W. York	6,347,916	7,219,320	50,414,510

Proposal 2: Stockholders ratified the appointment of BDO USA, LLP as Legacy’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes
57,704,498	2,299,477	3,977,771	0

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Forbearance to Third Amended and Restated Credit Agreement dated as of May 31, 2019, among Legacy Reserves LP, as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

10.2
Forbearance to Term Loan Credit Agreement dated as of May 31, 2019, among Legacy Reserves LP, as borrower, the guarantors party thereto, Cortland Capital Market Services LLC, as administrative agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Dated: June 6, 2019	By:	/s/ James Daniel Westcott
	Name: Title:	James Daniel Westcott Chief Executive Officer